Exhibit 99.1

Silverstar Holdings Reports First Quarter FY2009 Results

Q1 Revenues Up 127% y/y to $8.8 million; Adjusted EBITDA $1.77 million

BOCA RATON, FL – November 13, 2008 – Silverstar Holdings, Ltd. (NASDAQ: SSTR), a leading international publisher and developer of interactive entertainment software, reported financial results for the first quarter of fiscal 2009 ended September 30, 2008.

First Quarter Fiscal 2009 Financial Results

Revenues for the first quarter 2009 totaled $8.8 million, a 127% increase from $3.9 million a year ago. The quarter’s strong results were driven primarily by the successful launch and resales of the following products:

Flatout Ultimate Carnage PC, Animal Paradise DS, Ford Off Road Wii, Jackass DS and Pipemania PC, PS2, DS, and PSP.

Adjusted EBITDA, a non-GAAP measure, totaled $1.77 million or $0.09 per share, an increase of $3.7 million from a loss of $1.2 million or ($0.09) per share in the same quarter a year ago. A more detailed discussion and reconciliation of adjusted EBITDA to operating income is included at the end of this release.

Net loss totaled $0.7 million or ($0.03) per share, as compared to a net loss of $4.4 million or ($0.35) per share a year ago.

Quarter-end cash, restricted cash and short-term investments totaled $1.6 million, as compared to $2.9 million at June 30, 2008

First Quarter Fiscal 2009 Operational Highlights

“This quarter represented the highest revenue and EBITDA first quarter in our company’s history, and starts fiscal 2009 on a strong note,” said Clive Kabatznik, CEO of Silverstar Holdings. “Our results were driven by the strong performance of our subsidiary, Empire Interactive. The sales volume of Empire’s releases met or exceeded our expectations, in both Europe and North America. Animal Paradise DS continued to sell exceptionally well in Europe and was launched in North America during the quarter.

“Additionally Ford Racing Off Road Wii sold particularly well in the United Kingdom where it achieved strong chart rankings as a Top 10 Wii product,” said Kabatznik. “Looking forward, the launch of Hello Kitty DS will likely be the high point of the second quarter, with current orders pointing to one of the most successful product launches in our history.

“Our recent signing of an exclusive relationship with PlayFirst covering several popular and award-winning titles demonstrates our drive and ability to continue to expand our product pipeline and portfolio. PlayFirst’s selection of us reflects how our unmatched strengths in publishing and international distribution makes us an ideal partner for any game developer.”

Conference Call

Silverstar will host a conference call today, November 13, 2008 at 4:30 p.m. Eastern time. A brief presentation by management will be followed by a question and answer period. To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Silverstar Holdings conference call and provide the conference ID.

Domestic callers: 1-800-862-9098

International callers: 1-785-424-1051

Conference ID#: 7SILVERSTAR

Internet Simulcast: http://viavid.net/dce.aspx?sid=0000584E

The call will be available for replay starting at 7:30 p.m. Eastern Time until December 13, 2008:

Toll-Free Replay number: 1-800-283-8183

International Replay number: 1-402-220-0867

(No passcode required)

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.

About Silverstar Holdings

Silverstar Holdings Ltd. is an international publisher and developer of interactive entertainment software that operates primarily through two wholly-owned subsidiaries: Empire Interactive, PLC and Strategy First, Inc. Empire Interactive, www.empireinteractive.com, is an award-winning developer and publisher of interactive entertainment software games, including Starsky & Hutch, Big Mutha Truckers, Ford Racing and FlatOut series. Empire’s products are delivered on both console and PC platforms. Strategy First, www.strategyfirst.com, is a worldwide publisher of entertainment software for the PC, including the award winning Disciples, Jack Keene, Jagged Alliance, and Space Empires series. For more information about Silverstar Holdings, go to www.silverstarholdings.com.

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company’s filings with the Securities and Exchange Commission. Key assumptions underlying the company’s guidance for future periods include continued consumer acceptance of the Wii and DS from Nintendo, Xbox 360 from Microsoft, and PSP from Sony; the ability to develop and publish products that capture market share for these next generation systems, while continuing to leverage opportunities on legacy platforms; as well as the timely delivery of the titles detailed in this release. All trademarks are the property of their respective owners.

SILVERSTAR HOLDINGS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	June 30,
	2008	2008
Current assets:
Cash and cash equivalents	$969,061	$2,215,109
Cash restricted for foreign tax estimated liability	658,084	677,344
Accounts receivable, net	2,277,002	2,232,343
Inventories, net	765,777	445,927
Current portion of long term notes receivable	144,410	216,633
Prepaid expenses and other current assets	520,093	364,576
Assets available for sale	—	80,205
Total current assets	$5,334,427	$6,232,137
Property, plant and equipment, net	375,052	403,723
Software development costs, net	7,195,107	8,045,698
Investments in non-marketable securities	1,131,066	1,131,066
Intangible assets, net	4,828,210	5,732,835
Deferred charges and other assets	695,087	864,689
Total assets	$19,558,949	$22,410,148

Liabilities and stockholders’ equity
Current liabilities:
Lines of credit	$1,172,111	$1,618,164
Bridge Loan payable	260,000	—
Notes payable – acquisition	2,428	2,666
Earn out notes payable – acquisition	115,938	405,437
Accounts payable	1,722,791	5,041,603
Accrued royalty expense	1,624,443	1,472,424
Accrued payroll tax expense	640,753	817,269
Accrued expenses	4,090,252	2,276,573
Estimated liability for foreign tax	271,566	279,514
Total current liabilities	$9,900,282	$11,913,650
Convertible secured debenture	7,461,428	7,354,637
Other long term liabilities	416,200	421,363
Total liabilities	$17,777,910	$19,689,650
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, class A, $0.01 par value, 50,000,000 shares authorized; 20,129,611 [1,496,700 shares in treasury] and 19,956,177 shares issued and outstanding, respectively	199,945	198, 210
Common stock, class B, $0.01 par value, 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, FSAH class B, $0.001 par value, 10,000,000 shares no shares issued and outstanding	—	—
Additional paid-in capital	83,605,604	83,304,462
Accumulated deficit	(81,942,270)	(81,282,895)
Other comprehensive income	(82,243)	500,721
Total stockholders’ equity	$1,781,039	$2,720,498
Total liabilities and stockholders’ equity	$19,558,949	$22,410,148

SILVERSTAR HOLDINGS, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,
	2008	2007
Net revenues	$8,822,027	$3,878,677
Operating expenses:
Cost of sales	3,948,616	1,598,802
Development costs and royalties	612,004	613,504
Selling, general and administrative	3,091,280	2,958,380
Amortization of software development costs	1,109,457	590,106
Amortization of acquired intangibles	487,245	2,111,666
Depreciation	54,334	43,654
Total operating expenses	9,302,936	7,916,112
Operating loss	(480,909)	(4,037,435)
Other income (expense)	302,306	(12,495)
Foreign currency gain (loss)	(161,094)	133,798
Amortization of convertible debt discounts and issuance costs	(276,394)	(431,169)
Gain on sale of fixed assets	177,637	—
Interest expense	(242,964)	(168,457)
Interest income	22,040	69,249
Net loss	($659,378)	($4,446,509)

Loss per share:
Basic and diluted	($.03)	($.35)

Weighted average common stock outstanding:
Basic and diluted	20,067,108	12,783,366

Reconciliation of Operating Income to Adjusted EBITDA

In addition to other measures, management evaluates operating results based upon an adjusted “EBITDA,” (income before depreciation and amortization, interest expense, income taxes, and stock based compensation,) each of which is presented on the company’s Consolidated Statements of Operations. The company’s presentation of adjusted EBITDA, a non-GAAP measure, may not be comparable to similarly titled measures used by other companies. Any of these items could be significant to the company’s financial results. The following table reconciles adjusted EBITDA to operating loss for the periods indicated.

	Quarters Ended September 30,
	2008	2007
Adjusted EBITDA reconciliation:
Operating loss	($481)	($4,037)
Depreciation	54	44
Amortization of intangibles	487	2,112
Amortization of software development costs	1,109	590
Non-cash compensation	117	102
Operating EBITDA	$1,286	($1,190)
Other Income	302	(12)
Gain on sale of fixed assets	178	—
Adjusted EBITDA	$1,766	($1,202)
EBITDA per share	.09	(0.09)
Weighted average number of shares outstanding	20,067	12,783

First Quarter Fiscal 2009 Revenue by Platform and Geographic Area

Beginning this quarter, the company will begin to report unaudited supplemental financial information, including platform revenue mix and geographic revenue mix.

Platform Revenue Mix
Q1 2009

Consoles
Nintendo Wii	18%
Sony Playstation 2 (PS2)	9%

Handheld
Nintendo Dual Screen (DS)	33%
Sony Playstation Portable (PSP)	11%

PC
Boxed Goods	20%
Licensing	3%

Online/Digital Download	6%

Total	100%

Geographic Revenue Mix
North America	34%
Europe	66%
100.0%

Company Contact:

Silverstar Holdings Ltd.

Clive Kabatznik, President and CEO

Tel 561-479-0040

clive@silverstarholdings.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Ron Both

Tel 949-574-3860

info@liolios.com